EXHIBIT 21.01


                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                              List of Subsidiaries

                                                 State or Other Jurisdiction of
Name                                             Incorporation or Organization
----                                             ------------------------------

North Atlantic Laboratories Inc................            New York
Trade-Winds Environmental Restoration, Inc.....            New York